Exhibit (a)(5)

                              ARTICLES OF AMENDMENT
                                       of
                           SCUDDER MUTUAL FUNDS, INC.

     SCUDDER MUTUAL FUNDS, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to include Article TWELFTH as follows:

     "TWELFTH: Master Feeder Structure.
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          The Corporation shall be empowered to transfer some or all of its assets to any entity or entities of which all of the equity interests are owned by the Corporation at the time of transfer for the purpose of creating a master-feeder or similar structure in accordance with the Investment Company Act of 1940, as amended, the precise structure of such transfer of assets to be determined by action of the Corporation's Board of Directors as constituted at the time such Board of Directors deems any such transfer to be advisable"

     SECOND: The Board of Directors of the Corporation on August 6, 1997, unanimously adopted a resolution in which was set forth the foregoing amendment to the Charter, declaring that such amendment as proposed was advisable and directing that it be submitted for action thereon at the next Special Meeting of stockholders of the Corporation.

     THIRD: Said amendment was submitted for the approval of the stockholders of the Corporation at the Special Meeting of stockholders of the Corporation held on October 27, 1997. Item 3, relating to the Articles of Amendment as outlined herein, was adjourned until November 10, 1997. The November 10, 1997 adjourned meeting was further adjourned until December 2, 1997, at which time said amendment was approved by the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon.

     FOURTH: The amendment of the charter of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.

     IN WITNESS WHEREOF, The Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary this 23rd day of December, 1997.

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                                                 SCUDDER MUTUAL FUNDS, INC.


                                                 By /s/Daniel Pierce
                                                    -------------------
                                                    Daniel Pierce
                                                    President

Attest:

/s/Thomas F. McDonough
-----------------------
Thomas F. McDonough
Secretary


     The undersigned, President of Scudder Mutual Funds, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made part, hereby acknowledges, in the name and on behalf of the said Corporation, the foregoing Articles of Amendment to the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and fact set forth therein with respect to the approval thereof are true in all material respects, under the penalty of perjury.

                                                    /s/Daniel Pierce
                                                    ---------------------
                                                    Daniel Pierce
                                                    President

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